UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 5, 2021
Date of Report (Date of earliest event reported)

Red River Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-38888	72-1412058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 Centre Court Drive, Suite 501, Alexandria, Louisiana		71301
(Address of Principal Executive Offices)		(Zip Code)
(318) 561-5028
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item. 7.01    Regulation FD Disclosure.
On January 5, 2021, Red River Bancshares, Inc. issued a press release announcing the death of H. William Hackmeyer, Jr., one of its board members. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company disclaims any inferences regarding the materiality of information which otherwise may arise as a result of it furnishing such information under Item 7.01 of this Current Report on Form 8-K.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item. 9.01     Financial Statements and Exhibits.
(d)    Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Red River Bancshares, Inc., dated January 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

    Dated: January 5, 2021

RED RIVER BANCSHARES, INC.

By:	/s/ Amanda W. Barnett
Amanda W. Barnett
Senior Vice President, General Counsel, and Corporate Secretary